EXHIBIT (ee)
                       RENEWAL AND EXTENSION AGREEMENT

     This Renewal and Extension Agreement ("Agreement") is dated effective as of January 2 1998, by and between RadioSunGroup of Texas, Inc. ("Borrower") and Kenneth R. Reynolds, ("Lender").

                              W I T NE S S E T H

     WHEREAS, the Borrower executed and delivered that certain Promissory Note dated October 31, 1985 (the "Note") in the original principal amount of $3,127,914.00 bearing interest at the rate stated therein: and

     WHEREAS, the Note is secured by various real and personal property; and

     WHEREAS, the Borrower and Lender have agreed to extend the final maturity of the Note to June 30, 1998;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower and Lender hereby agree as follows:

     1. The Note, including all principal then unpaid shall be due and payable on June 30, 1998.

     2. The interest rate charged on the Note is hereby changed to equal the fixed rate of interest of ten percent (10%) per annum. Accrued interest shall be due and payable on January 31, 1998 and on the final day of each successive calendar month thereafter. Provided, however, on June 30, 1998, all principal and interest then unpaid shall be finally due and payable.

     3. Privilege is reserved to prepay this Note at any time. Provided, however, if this Note is prepaid, regardless of the date of prepayment, such prepayment shall be accompanied by such additional sums as may be required to ensure that Holder receives a full six months interest on this Note. For example, if this Note is prepaid on February 1, 1998 (and assuming the regular interest payment was made as scheduled on January 31, 1998), the prepayment shall be accompanied by an additional five months of interest as if the Note were paid in full on its maturity date of June 30, 1998.

     4. All liens presently securing the Note are hereby ratified and confirmed as continuing to secure the payment of the Note. Nothing herein shall in any manner diminish, impair or extinguish the Note or the liens securing the Note.

     5. Borrower and Lender hereby agree that the present unpaid balance under the Note is $516,600.00 as of the date of this Agreement.

     6. The Lender represents and warrants to Borrower that he is the lawful owner and holder of the Note and that Lender has full power and authority to enter into this Agreement.

EXECUTED, the date written above.

                                   RadioSunGroup of Texas, Inc.
                                   By: /s/ John W. Biddinger
                                   President
                                   and
                                   By: /s/ Kenneth R. Reynolds


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